Consent of Independent Registered Public Accounting Firm

To the Board of Trustees

AIM International Mutual Funds (Invesco International Mutual Funds):

We consent to the use of our report dated October 25, 2018 on the financial statements of Oppenheimer International Small-Mid Company Fund, incorporated herein by reference, and to the references to our firm under the headings Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

December 27, 2019